Exhibit (c)(11)

                           MSAS GLOBAL LOGISTICS INC.
                          MSAS ACQUISITION CORPORATION

Mark VII, Inc.
965 Ridge Lake Boulevard, Suite 100
Memphis, Tennessee 38120

Ladies and Gentlemen:

      Reference is made to the Agreement and Plan of Merger, dated as of July 27, 1999 (the "Merger Agreement"), by and among Mark VII, Inc., a Delaware corporation (the "Company"), MSAS Global Logistics Inc., a New York corporation ("Parent"), and MSAS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"; and together with the Company and Parent, the "Parties")). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

      Section 2.11 of the Merger Agreement sets forth the timing and mechanics by which the Company will cancel each outstanding Company Stock Option and SAR in exchange for cash (the "Cash-Out"). The Parties hereby agree that the Cash-Out should occur on the date that Acquisition accepts for payment validly tendered Shares pursuant to the Offer (the "New Cash-Out Date"), rather than as provided in Section 2.11(a) of the Merger Agreement.

      In connection therewith, each of Parent and Acquisition hereby waives the Company's compliance with the covenants contained in Sections 5.1(c), 5.1(g), 5.1(r) and 5.10(a) to the extent that such covenants relate to the timing of the Cash-Out. By acknowledging this letter, the Company agrees to use its reasonable best efforts to cause the Cash-Out to occur on the New Cash-Out Date.

Dated: August 26, 1999

                                        Very truly yours,

                                        MSAS GLOBAL LOGISTICS INC.

                                        By: /s/ Mick Fountain
                                            ------------------------------------
                                            Name:  Mick Fountain
                                            Title: Regional Chief Executive


                                        MSAS ACQUISITION CORPORATION

                                        By: /s/ Stuart Young
                                            ------------------------------------
                                            Name:  Stuart Young
                                            Title: Secretary

Acknowledged and agreed to
on August 26, 1999 by:

MARK VII, INC.

By: /s/ Paul R. Stone
    ------------------------------
    Name:  Paul R. Stone
    Title: Chief Financial Officer